UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer Identification No.)

8725 W. Higgins Road, Suite 900
Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and the other reports filed by uBid.com Holdings, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that is based upon beliefs of, information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any business that may be acquired by the Company. These risks include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which the Company and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of the Company to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of the Company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of the Company to attract and retain qualified personnel, the ability of the Company to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses, and other risks, including those set forth in the Company’s most recent Form 10-K and subsequent Filings. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2008 we signed a $10.0 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital. Under the registration rights agreement, we agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right over a 24-month period to sell our shares of common stock to Fusion Capital from time to time in amounts between $60,000 to $1 million, depending on certain conditions set forth in the agreement, up to an aggregate of $10 million.

In consideration for entering into the agreement, upon execution of the common stock purchase agreement we have issued to Fusion Capital 230,074 shares of our common stock as a commitment fee. Also, we will issue to Fusion Capital an additional 230,074 shares as a commitment fee pro rata as we receive the $10 million of future funding. The purchase price of the shares related to the $10 million of future funding will be based on the prevailing market prices of our common stock at the time of sales without any fixed discount, and we will control the timing and amount of any sales of shares to Fusion Capital. Fusion Capital shall not have the right or the obligation purchase any shares of our common stock on any business day that the price of our common stock is below $0.75. The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. The proceeds received by us under the common stock purchase agreement will be used to further implement our recently announced strategic change to focus on liquidating excess inventories.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Company relied upon Section 4(2)  in connection with the issuance of the 230,074 shares pursuant to the common stock purchase agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Common Stock Purchase Agreement, dated as of July 15, 2008, by and between the Company and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of July 15, 2008, by and between the Company and Fusion Capital Fund II, LLC.

99.1	Press Release dated July 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2008

UBID.COM HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 15, 2008	000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1	Common Stock Purchase Agreement, dated as of July 15, 2008, by and between the Company and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of July 15, 2008, by and between the Company and Fusion Capital Fund II, LLC.

99.1	Press release dated July 16, 2008.